RESTATED AND AMENDED ARTICLES OF INCORPORATION
                                OF
                  DIGITAL POWER HOLDING COMPANY
                     (formerly INTER-VENTURE)

The undersigned officers of Digital Power Holding Company, formerly Inter-Venture a Nevada corporation (hereinafter referred to as the "Corporation"), desiring to amend and restate in their entirety the Articles of Incorporation of the Corporation in accordance with the laws of the state of Nevada, do hereby sign, verify, and deliver, in duplicate, to the Secretary of State of the state of Nevada these Restated Articles of Incorporation of the Corporation, which have been adopted by the board of directors and by the shareholders and which shall supersede the original articles of Incorporation and all a amendments thereto.

                            ARTICLE I

The name of the Corporation shall be DIGITAL POWER HOLDING COMPANY
(AMENDED)

                           ARTICLE II

                        PERIOD OF DURATION

The Corporation shall continue in existence perpetually unless sooner dissolved according to law.
(AMENDED)

                           ARTICLE III

                       PURPOSES AND POWERS

The purposes for which the Corporation is organized are:

To act as a holding company for, and to hold all of the shares of, Digital Power Corporation, a California corporation.

To acquire, develop, or engage in any business ventures or enterprises whatsoever; to own and operate any business ventures or enterprises whatsoever; to acquire, hold, and dispose of real or personal property and property of any kind of nature, tangible or Intangible; and generally to do any act convenient to the foregoing.

To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

To engage in any and all other lawful purposes, activities, and pursuits whether similar or dissimilar to the foregoing, and to conduct any lawful business for which a corporation may be organized under the laws of Nevada.

                            ARTICLE IV
                        AUTHORIZED SHARES

The Corporation is authorized to issue a total of 27,000,000 shares consisting of 2,000,000 shares of preferred stock having a par value of $0.0l per share, and 25,000,000 shares of common stock having a par value of $0.01 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:
(a) Preferred Stock. Shares of preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular except that there may be different dates from which dividends thereon, if any, shall be cumulative. If made cumulative the powers, preferences, participation, optional, and other rights of each such shares and qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers, preferences and relative participating, optional, and other rights and the qualifications, limitations and restrictions thereof, if any, of such shares, including, without limiting the generality of the foregoing, the following:
(i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;
(ii) The rate and times at which, and the terms and conditions on which, dividends, if any, on shares of the series shall be paid; the extent of preferences or relation, if any of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative;
(iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;
(iv) Whether shares of the series shall be subject to redemption and the redemption price or prices, including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;
(v) The rights, if any, of the holders of shares of the series on voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the Corporation;
(vi) The terms of any sinking fund or redemption or purchase account, if any to be provide for shares of the series; and
(vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, Include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors may determine.
(b) Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations, and restrictions:
(i) After the requirements with respect to preferential dividends of Preferred Stock if any, shall have been met and after the Corporation shall comply with all the requirements, if any with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;
(ii) After distribution in full of any preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and
(iii) Except as may otherwise be required by law or these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including any vote to amend the articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.
(c) Other Provisions
(i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of each stock shall not be liable for any further call or assessment thereon
(ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized
(iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever (AMENDED)

                            ARTICLE V

                     LIMITATION ON LIABILITY

 A director or officer of the corporation shall have no personal liability to the Corporation or for prior damages for breach of fiduciary duty as a director or officer for damages for breach of fiduciary duty resulting from (a) which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section
78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.
(AMENDED)

                            ARTICLE VI
                            AMENDMENTS

The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.
(AMENDED)

                           ARTICLE VII
                 ADOPTION AND AMENDMENT OF BYLAWS

The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also altar, amend or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.
(AMENDED)
                           ARTICLE VIII
              PRINCIPAL OFFICE AND REGISTERED AGENT

The address of the Corporation's principal office in the state of Nevada is One East First Street, town of Reno, county of Washoe, state of Nevada 89501. The name of its initial resident agent in the state of Nevada is The Corporation Trust Company of Nevada. Either the registered office or the resident agent may be changed in the manner provided by law.

                            ARTICLE IX
                            DIRECTORS

The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than nine directors.
(AMENDED)

                            ARTICLE X
                          INCORPORATORS

The name and address of each incorporator is:

     NAME                                   ADDRESS
 Van L. Butler                        311 South State, #440
                                      Salt Lake City, UT 84111

 Leon W. Crockett                     311 South State, #440
                                      Salt Lake City, UT 84111

 Neil B. Smith                        311 South State, #440
                                      Salt Lake City, UT 84111
 (NOT AMENDED)

          ADOPTION OF RESTATED ARTICLES OF INCORPORATION

The foregoing Restated Articles of Incorporation were adopted by the shareholders of the Corporation on February 26, 1989, pursuant to section of
78.403 of the Nevada Revised Statutes. The Corporation has only one class of shares issued and outstanding, that being common stock. The number of shares of common stock issued and outstanding and entitled to vote on the above date was 25,217,762. The number of shares voted in favor of adoption of the Restated Articles of Incorporation was 17,021,998, which was a majority of such shares, no shares were voted against such adoption.

We the undersigned, being the president and the secretary of the Corporation, herein before named, do make and file these Restated Articles of Incorporation, hereby certifying that the facts herein are true. We do further verify that the we have been duly authorized by the board of directors of the Corporation to make and file these Restated Articles of Incorporation.
 DATED this 24 day of February, 1989

/s/Claude Adkins, President        /s/Robert L. Batty, Secretary

STATE OF CALIFORNIA    )
COUNTY OF SANTA CLARA  )

On this 24 day of May, 1989, personally appeared before me, the undersigned, a notary public, Claude Adkins and Robert L. Batty, who being by me first duly sworn, declared that they are the president and secretary, respectively, of the above named corporation, acknowledged that they signed the foregoing Restated Articles of Incorporation, and verified that the statements contained therein are true.

WITNESS MY HAND AND OFFICIAL SEAL

Sandra Y. Hovey Notary Public

Residing in Santa Clara County

My commission expires 6/62/89